CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into this _22nd_ day of March, 2001 by and between Cormax Business Solutions Inc, a Utah Corporation (the "Company") and Ellie Segev (the "Consultant").
         WHEREAS, the Consultant is engaged in providing strategic business planning, and has provided financial planning and management services;
     WHEREAS, the Company desires to engage Consultant to provide consulting services; and

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis from the date hereof up to and including one year pursuant to the terms and conditions of this Consulting Agreement.

2. Consultant shall use its best efforts to assist the Company in strategic business planning and development of a three-year business plan.

3. In order to assist Consultant with his duties, the Company will provide Consultant with such information, as may be required by Consultant.

4. The compensation provided for herein shall be deemed to be payable at the end of each month. In consideration for the services to be provided, the Consultants shall receive a fee equal to 25,000 rule 144 shares of the Company's common stock and a one-time retainer of 100,000 shares pursuant to a registration statement on Form S-8. The Corporation shall pay the Consultants a cash payment of $2,500 each month the consultant works. The number of said shares so issued to Consultants hereunder shall be adjusted


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     for stock splits,  dividends,  and other adjustments and shall be delivered to Consultants at such time that the Company has authorized capital to do so. The Company hereby grants to Consultants' shares in such registration statement on Form SB-2 or S-3 with the Securities and Exchange Commission. The Company shall bear the expense of including the Consultants' shares in such registration statement and Consultants shall cooperate fully with the Company and its counsel in connection with such filing.

5. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, Canada Post, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

6. This Agreement shall be governed by and interpreted exclusively pursuant to the laws of the Province of Alberta. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees and those that may be incurred on appeal.

7. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

CONSULTANT:                                       COMPANY:

/s/ Ellie Segev                            Cormax Business Solutions Inc.
------------------------                   By: /s/ Todd Violette
Segev International Ltd.                       ---------------------------
                                               Todd Violette, President